Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-204155) pertaining to the Helius Medical Technologies Inc. (formerly NeuroHabilitation Corporation) June 2014 Stock Incentive Plan of our report dated January 30, 2015 relating to the financial statements of Helius Medical Technologies Inc. (formerly NeuroHabilitation Corporation), included in this Annual Report (Form 10-K) of the Company for the year ended March 31, 2015.

“DAVIDSON & COMPANY LLP”
Vancouver, Canada	Chartered Accountants

June 26, 2015